EXHIBIT 10.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance May 19th, 2008	Void after May 18th, 2018

WORKDAY, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to Flextronics International Management Services Ltd., a Mauritius corporation with corporate offices at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius or its assigns (the “Holder”) by Workday, Inc., a Nevada corporation with offices at 2033 North Main Street, Suite 500, Walnut Creek, CA 94596 (the “Company”) in connection with the Master License Agreement (the “Master License Agreement”) dated as of even date hereof by and between the Company and Holder.

1.       Purchase of Shares.

(a)      Number of Shares.    Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

(b)      Exercise Price.    The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be $ per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.

2.      Exercisability; Exercise Period; Expiration.

(a)      Exercisability, Exercise Period. This Warrant shall only be exercisable during the Exercise Period. The “Exercise Period” shall mean:

(i)      the period commencing on the earlier to occur of a Holder MLA Termination Event or the expiration of the Initial Term (as defined in the Master License Agreement) and ending at 5:00 p.m. (Pacific Time) on May 18th, 2018;

(ii)      in the event of a Corporation Transaction (as defined below), the period commencing on the receipt of notice of such Corporate Transaction (pursuant to Section 2(c) hereof) and ending on the consummation of such Corporation Transaction;

(iii)      in the event of an Initial Public Offering (as defined below), the period commencing on the receipt of notice of the Initial Public Offering (pursuant to Section 2(c) hereof) and ending at 5:00 p.m. (Pacific Time) on May 18th, 2018;

(iv)      the period commencing on a Company MLA Termination Event and ending at 5:00 p.m. (Pacific Time) on May 18th, 2018; provided, however, that the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Section 2(a)(iv) shall equal the number of Vested Shares as of the date of the Company MLA Termination Event; and

(v)      the period commencing on a Mutual MLA Termination Event and ending at 5:00 p.m. (Pacific Time) on May 18th, 2018; provided, however, that the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Section 2(a)(v) shall equal the number of Vested Shares as of the date of the Mutual MLA Termination Event.

(b)      Expiration. This Warrant shall no longer be exercisable and become null and void on the earliest to occur of (i) 5:00 p.m. (Pacific Time) on May 18th, 2018, and (ii) the consummation of a Corporation Transaction. In addition, in the event of a Company MLA Termination Event or Mutual MLA Termination Event, this Warrant shall no longer be exercisable with respect to Shares that are not Vested Shares as of such Company MLA Termination Event or Mutual MLA Termination Event.

(c)      Notice.    In the event of an Initial Public Offering or Corporate Transaction, the Company shall provide the Holder with no less than forty-five (45) days written notice prior to consummation of such transaction.

(d)      Definitions.    As used herein,

(i)      “Corporation Transaction” shall mean (i) the closing of the sale, transfer or exclusive worldwide license of all or substantially all of the Company’s assets or intellectual property, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporation Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction;

(ii)      “Initial Public Offering” shall mean the Company’s first underwritten public offering of its Common Stock;

(iii)      “Holder MLA Termination Event” shall mean the termination by Holder of the Master License Agreement prior to the expiration of the Initial Term pursuant to Section 8.4 of the Master License Agreement.

(iv)      “Company MLA Termination Event” shall mean the termination by the Company of the Master License Agreement prior to the expiration of the Initial Term pursuant to Section 8.4 of the Master License Agreement,

(v)      “Mutual MLA Termination Event” shall mean the termination by mutual written agreement of the Company and the Holder of the Master License Agreement prior to the expiration of the Initial Term.

(vi)      “Vested Shares” shall mean the number of shares of Common Stock that are vested in accordance with the following vesting schedule based on a total of 900,000 shares of Common Stock (the “Total Number of Shares”): 20% of the Total Number of Shares shall vest on the first anniversary of the Effective Date (as defined in the Master License Agreement) and an additional 5% of the Total Number of Shares shall vest on the completion of each three month period thereafter (it being understood that in no event shall more than the Total Number of Shares vest).

3.      Method of Exercise.

(a)      While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)      the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)      the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)      Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c)      As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)      a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii)      in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4.      Net Exercise.    In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Shares computed using the following formula:

Where

X=	The number of Shares to be issued to the Holder.

Y=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A=	The fair market value of one (1) Share (at the date of such calculation).

B=	The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Share shall mean: (i) if the Company has completed an Initial Public Offering, the average of the closing prices of the Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Shares were traded over-the-counter or on such exchange); (ii) if this Warrant is exercised pursuant to this Section 4 in connection with an Initial Public Offering, the fair market value per Share shall be the per share offering price to the public of the Initial Public Offering; and (iii) if this Warrant is exercised prior to the completion of an Initial Public Offering, the fair market value per Share shall be determined in good faith by the Company’s Board of Directors.

5.      Representations and Warranties of the Company.    In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)      Organization, Good Standing, and Qualification.    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b)      Authorization.    All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. This Warrant constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c)      Valid Issuance of Common Stock.    The Shares, when issued, sold, and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

6.      Representations and Warranties of the Holder.    In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)      Authorization.    Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)      Purchase Entirely for Own Account.    The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)      Disclosure of Information.    The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)      Investment Experience.    The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)      Accredited Investor.    The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

(f)      Restricted Securities.    The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g)      Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities except in compliance with Section 11 hereof and unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of (i) that certain Amended and Restated First Refusal and Co-Sale Agreement, dated as of the 27th day of December, 2007 by and among the Company, the Common Holders (as defined therein) and the Investors (as defined therein) as the same may be amended from time to time (the “Co-Sale Agreement”), (ii) that certain Amended and Restated Investors’ Rights Agreement, dated as of December 27, 2007, by and among the Company and the Investors (as defined therein) as the same may be amended from time to time (the “Investors’ Rights Agreement”) and (iii) this Warrant, including, without limitation, this Section 6, any other agreement between the Company and the Holder, and:

(i)      there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)      the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

(h)      Legends.    It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

(i)      Further Representations by Foreign Holder.    If the Holder is not a United States entity, the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Holder’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

7.      State Commissioners of Corporations.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.      Adjustment of Exercise Price and Number of Shares.    The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)      Subdivisions, Combinations and Other Issuances.    If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)      Reclassification, Reorganization and Consolidation.    In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

9.      No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.      Stockholder Rights.    Concurrently herewith, the Amended and Restated Investors’ Rights Agreement of the Company, dated December 27, 2007, as amended February 22, 2008, is being amended to add the Holder as a party for purposes of including the Shares within the definition of Registrable Securities, and the Amended and Restated First Refusal and Co-Sale Agreement of the Company, dated as of December 27, 2007, as amended February 22, 2008, is being amended to add the Holder as a party and a “Common Holder” thereunder and to subject the Shares to the rights of first refusal and co-sale thereunder. Other than as stated above, prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, or be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

11.      Transfer of Warrant.    Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, including, without limitation, the provisions of Section 6, the Co-Sale Agreement and the Investors’ Rights Agreement, this Warrant may be transferred as follows:

(a)      Until the later of (i) the completion of the Initial Term (as defined in the Master License Agreement) and (ii) the consummation of the Initial Public Offering (the “Restricted Transfer Period”), this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity (other than an Affiliate of Holder) only with the Company’s prior written consent; and

(b)      Following the Restricted Transfer Period, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company.

Any transfer in accordance with the foregoing shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, and delivery an executed Assignment Form (in the form attached hereto) to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

For purposes of this Section 11, “Affiliate” of any person or entity shall mean any person or entity that is controlled by or is under common control with Holder (or its transferee) where control means directly or indirectly owning a majority of the outstanding equity interests of the person specified.

12.      Governing Law.    This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

13.      Successors and Assigns.    The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

14.      Titles and Subtitles.    The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

15.      Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 15):

If to the Company:

Workday, Inc.

2033 North Main Street, Suite 500

Walnut Creek, CA 94596

Attention: Chief Financial Officer

Facsimile no.: (925) 951-9001

If to Holder:

With a Copy To:

16.      Entire Agreement; Amendments and Waivers.    This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

17.      Severability.    If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

WORKDAY, INC.

By: _______________________________
Name:_____________________________
Title: ______________________________

ACKNOWLEDGED AND AGREED:

HOLDER:

FLEXTRONICS INTERNATIONAL MANAGEMENT SERVICES LTD.

By: ______________________________
Name: ___________________________
Title: _____________________________

NOTICE OF EXERCISE

WORKDAY, INC.

2033 North Main Street, Suite 500

Walnut Creek, CA 94596

Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

                     shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

Net Exercise the attached Warrant with respect to Shares.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6 hereof are true and correct as of the date hereof.

HOLDER:

Date:	____________________	By:

Address:

Name in which shares should be registered:

__________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________________

(Please Print)

Address: ________________________________________________________________________________

(Please Print)

Dated: ____________________

Holder’s

Signature: _______________________________________________________________________________

Holder’s

Address: ________________________________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

[WORKDAY LOGO]

August 25, 2010

Flextronics International Management Services Ltd.

Level 3, Alexander House

35 Cybercity, Ebene, Mauritius

Attention: General Counsel

With a copy to:

Flextronics International USA, Inc.

305 lnterlocken Parkway

Broomfield, CO 80021

Attention: General Counsel

Dear Sir or Madame:

This letter agreement amends those certain two warrants (the “Warrants”) issued by Workday, Inc. (the “Company”) to Flextronics International Management Services Ltd. (“Flextronics”) on May 19, 2008, exercisable for up to 900,000 and 450,000 shares of the Company’s Common Stock, respectively. The Company and Flextronics desire to amend the Warrants in the manner provided herein.

Accordingly, the Company and Flextronics agree that the Warrants are hereby amended to provide that (i) all shares of the Company’s Common Stock issuable upon exercise of the Warrants shall be Vested Shares (as defined in the Warrants) and (ii) the Warrants shall be exercisable in full from the date hereof until the earlier of (A) 5:00 p.m. (Pacific Time) on May 18, 2018 and (B) the consummation of a Corporate Transaction (as defined in the Warrants). Except as specifically amended hereby, the Warrants shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

If you have any questions regarding this letter amendment, please feel free to contact me at .

Very truly yours,

WORKDAY, INC.

By:	/s/ Dave Duffield
Dave Duffield, co-CEO

ACKNOWLEDGED AND AGREED:

FLEXTRONICS INTERNATIONAL MANAGEMENT SERVICES LTD.

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu

Title:	Director